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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
InfoUSA Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-91194, No. 333-77417, No. 333-43391 and No. 33-59256) on Form S-8 of infoUSA
Inc. our report dated January 22, 1999, relating to the consolidated balance sheet of infoUSA Inc. and subsidiaries as of December 31, 1998, and the related statements of income, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1998 and related schedule, which report appears in the December 31, 1998 annual report on Form 10-K/A of infoUSA Inc.


Omaha, Nebraska
March 17, 2000



                                                      /s/ KPMG LLP
                                                      --------------------------
                                                      KPMG LLP